SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified in its Charter)

Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Cruiser Capital Master Fund LP
Metamorphosis VI LLC
Patrick E. Gottschalk
Mark R. Bassett
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Cruiser Capital Master Fund LP

Cruiser Capital Master Fund LP and its affiliates issued a press release reporting that ISS and Glass Lewis recommend American Vanguard Stockholders vote FOR all three of Cruiser Capital’s nominees on the BLUE proxy card.  The press release is attached hereto, and is being filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.
Important Information
Cruiser Capital Master Fund LP has nominated three individuals as nominees to the board of directors of American Vanguard Corporation (the “Company”) and is soliciting votes for the election of those individuals as members of the Company’s board of directors.  The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”).  Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and BLUE proxy card because they contain important information about the Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital Master Fund LP and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

Both Leading Proxy Advisory Firms – ISS and Glass Lewis – Recommend American Vanguard Stockholders Vote FOR All Three of Cruiser Capital’s Nominees on the BLUE Proxy Card

ISS Believes Cruiser Has Made a “Compelling Case for Change on the Basis of Concerns with Operational Performance, Corporate Governance, and AVD's Ability to Capitalize on Industry Tailwinds”

ISS Notes American Vanguard’s “Inability to Execute has Translated into TSR Underperformance”

Concludes That AVD’s Messaging on Refreshment “Demonstrates a Lack of Respect for Shareholders” and That Approach to Investor Communication Has Been “Fundamentally Flawed”

Determines Cruiser Has Put Forward Nominees “Suited for the Specific Challenges of This Situation” and Has “Targeted the Incumbents Appropriately”

Encourages Stockholders to Follow ISS and Glass Lewis’s Recommendation and Vote on the BLUE Proxy Card to Elect Cruiser’s Three Nominees

NEW YORK – May 20, 2022 – Cruiser Capital Master Fund LP and its affiliates (“Cruiser Capital,” or “Cruiser”), a top ten shareholder of American Vanguard Corporation (NYSE: AVD) (“American Vanguard,” “AVD” or the “Company”), owning approximately 2.5% of AVD’s outstanding shares, today announced that both leading proxy advisory firms Institutional Shareholder Services Inc. ("ISS") and Glass, Lewis & Co. (“Glass Lewis”) have recommended that stockholders vote for ALL of Cruiser’s three director candidates by voting on the BLUE proxy card at the June 1, 2022, Annual Meeting of Stockholders (the “2022 Annual Meeting”).

In making its report to support Cruiser’s case for change, ISS notes the following:1

•
“[Cruiser Capital] has made a compelling case for the addition of all three dissident nominees. Patrick Gottschalk, Mark Bassett, and Keith Rosenbloom should collectively assist in addressing concerns with operational performance, corporate governance, and AVD's ability to capitalize on industry tailwinds.”

•	“Ultimately, AVD suffers from two fundamental issues: an inability to execute, and deficient corporate governance.”

•
“Top-line growth has not been accompanied by meaningful progress elsewhere on the income statement, which is particularly concerning given AVD's M&A strategy. Coupled with deficiencies in board refreshment, this inability to execute has translated into TSR underperformance. These and other concerns make it challenging for investors to embrace the go-forward plan articulated by the board…”

•	“(I)n this case there is no reason to postpone necessary refreshment when there are qualified replacements on the ballot.”

ISS also criticizes AVD’s performance for stockholders and lack of consistency around discussing returns:

•
“(T)he board's messaging suggests that a comparison to a specialty chemicals index may not be entirely appropriate – this is concerning, as AVD has historically referenced specialty chemicals indices in important public disclosures.”

1 Permission to quote ISS or Glass Lewis was neither sought nor obtained. Emphases added.

•
“Importantly, AVD share price increased 4.3 percent on April 19, 2022, outperforming peers by 4.4 percentage points. This one-day reaction suggests the dissident's campaign was welcomed by the market.”

•
“During engagement with ISS, the board was not able to clearly articulate why May 2015 approximated the trough in the downcycle…However, the seven-year lookback presented by the board actually underscores the directionally-negative trend in absolute TSR and performance relative to peers, in that AVD has fared progressively worse as time has progressed.”

•
“(C)omparison of AVD to the board's own selected peers reveals troubling underperformance that has been directionally-negative. There are also concerns about the board's communication strategy in this area, reflected in mixed messaging relating to the appropriateness of industry comparators, as well as in an insufficiently-supported attempt to present a seven-year lookback as the most appropriate measurement period.”

ISS takes issue with AVD’s operational mismanagement and capital allocation:

•
“The [operational] story… is one of a company that is growing, but that has impediments or inefficiencies in the cost structure. When this snapshot is extended to encompass the most recent downcycle, it becomes clear that the full story is more dire than the abridged version suggests.”

•	“The inability to recover since the market turnaround is particularly concerning given AVD's M&A strategy during the downcycle, which included at least a dozen acquisitions.”

•
“AVD has successfully grown revenue over the past decade, but the top line has come at the expense of progress elsewhere on the income statement. For instance, adjusted EBITDA has declined, which has in turn halved the adjusted EBITDA margin. This is a particularly concerning state of affairs, seeing that AVD has spent over $200 million on acquisitions since the downcycle started.”

•
“(S)hareholders may have a hard time buying into the growth story that is now being articulated to the market, particularly since approximately 65 percent of long-term revenue growth is projected to derive from businesses that are still in their infancies. Ultimately, after suffering through the downcycle, which continued to grip AVD into 2021, shareholders are likely wary of aspirational messaging. At this point, further board refreshment is likely necessary for shareholders to develop comfort with any go-forward plan.”

ISS highlights AVD’s inadequate board refreshment initiatives and flawed approach to shareholder engagement:

•
“The most concerning aspect of AVD's board refreshment is that it does not appear to be proactive…until apparently pressured to action by external factors, the board was content with the status quo…the board should have been more proactive in adapting to changes, particularly when TSR and operational performance over the period are taken into consideration.”

•
“(T)he proxy statement indicates that AVD has refined corporate governance structures and processes to replace long-tenured directors. This appears to be a reference, at least in part, to the director retirement policy. This policy provides that no director shall serve after turning 75 years of age without the consent of a majority of the other directors. It is challenging to not interpret this policy as a means for the board to have its cake and eat it.”

•
“Historically, AVD has not necessarily been a model of corporate governance best practices, but neither have shareholders been burdened with significant controversies. However, a closer examination reveals that the board refreshment has not been proactive and that the board's pattern of communicating with shareholders is fundamentally flawed.”

•
“The messaging surrounding refreshment, and by extension this proxy contest, has also been problematic…Messaging like this demonstrates a lack of respect for shareholders, making it hard to place one's faith in AVD to execute on the optimistic go-forward plan and projections”

In reaching its conclusion, ISS notes:
•
“While management failed to execute, the board failed to evolve appropriately. Board refreshment over the past decade was neither proactive nor adequate… The inability to execute and the parallel concerns with board composition and refreshment likely contributed to the significant and directionally-negative TSR underperformance experienced by shareholders over the past several years.”

•
“The board is asking shareholders to have faith in a go-forward plan with a growth element that relies heavily on business lines still in their infancies. Performance and governance over the past decade provide shareholders with little reason to have faith in this proposition.”

•
“This is also a cyclical industry, and AVD has not even managed to fully recover from the most recent downcycle. Given that AVD must make hay while the sun shines, there is a sense of urgency underpinning the case for change…shareholders do not have the luxury of time.”

•
“[Cruiser Capital] has not only nominated a slate that is suited for the specific challenges of this situation, but has targeted the incumbents appropriately. The three targeted incumbents arguably bear the most responsibility for AVD's state of affairs, not just because they are the longest-tenured independent directors, but because of their responsibilities on the board.”

Glass Lewis also expressed support for the Cruiser nominees:

•
“We believe the collective expertise of Messrs. Basset, Gottschalk and Rosenbloom speaks directly to observed weaknesses at AVD: the board has not, in our view, convincingly demonstrated it is capable of consistently generating shareholder value, efficiently managing costs, identifying, securing and integrating key strategic opportunities or reliably driving profitable growth in the absence of exogenous black swan events, nor does it appear the board is well prepared to address its own deficiencies, including very weak succession planning, opaque or incomplete investor communication and a negligible commitment to true board refreshment. We thus believe election of the full Dissident slate represents a fairly low risk, high reward outcome for unaffiliated investors here.”

Charles J. Rose of Cruiser Capital Advisors stated: “We appreciate that both ISS and Glass Lewis recognize independent voices are needed on the American Vanguard Board. It’s clear that the status quo of underperformance and weak corporate governance cannot continue, and our nominees, Dr. Mark Bassett, Pat Gottschalk and Keith M. Rosenbloom look forward to the opportunity to work with the Board to improve American Vanguard’s value proposition for all of its stakeholders.”

For more information, please visit: https://www.okapivote.com/americanvanguard/.

Cruiser encourages stockholders to follow the recommendations of both Glass Lewis and ISS and vote today on the BLUE proxy card to help Elevate AVD.

If you have questions, require assistance in voting your BLUE Proxy card, or need additional copies of these proxy materials, please contact Okapi Partners, our proxy solicitors, at the following address, telephone number or email address listed below:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720
Stockholders and All Others Call Toll-Free: (855) 305-0856

Investors Looking to Vote the Blue Card May Contact:

Okapi Partners
Jason Alexander / Bruce Goldfarb
Info@Okapipartners.com

Cruiser Capital Advisors
Keith M. Rosenbloom
ElevateAVD@CruiserCap.com

Media Contact:

Longacre Square Partners
Dan Zacchei / Miller Winston
DZacchei@longacresquare.com / MWinston@longacresquare.com

About Cruiser Capital Advisors
Cruiser Capital Advisors, LLC is an investment management firm that concentrates its investments in companies it believes trade at public market values substantially different from intrinsic value. Cruiser often utilizes a constructivist approach to collaborate with management teams to help drive stockholder value. Cruiser may be contacted at Info@Cruisercap.com

Important Information
Cruiser has nominated three individuals as nominees to the board of directors of American Vanguard Corporation, a Delaware corporation (the “Company”), and intends to solicit votes for the election of those individuals as members of the Company’s board of directors. The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”). Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 313 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and BLUE proxy card, because they contain important information about the Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.

Participants in Solicitation
The following persons may be deemed to be participants in the planned solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett who own some or all of their shares through accounts managed by Cruiser Capital Advisors, LLC. The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Cruiser Capital Parties.  Although the Cruiser Capital Parties believe that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Cruiser Capital Parties will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.